Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            In connection with the Quarterly Report of Foundry Networks, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bobby R. Johnson Jr., Chief Executive Officer of the Company, and I, Timothy D. Heffner, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Bobby R. Johnson, Jr.

Bobby R. Johnson, Jr.
Chief Executive Officer and President
November 14, 2002

/s/ Timothy D. Heffner

Timothy D. Heffner
Vice President, Finance and
Administration, Chief Financial Officer
November 14, 2002